                                                                   Exhibit 10.32

                                  OFFICE LEASE

                               Wells Fargo Center
                               1700 Lincoln Street
                             Denver, Colorado 80203


                       FIFTH STREET - DENVER CENTER, LLC,
              A DELAWARE LIMITED LIABILITY COMPANY (AS "LANDLORD")

                                       AND

                             THE MURRAYHILL COMPANY,
                      A COLORADO CORPORATION (AS "TENANT")


                                  April 1, 2003

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
BASIC LEASE PROVISIONS                                                             1

STANDARD LEASE PROVISIONS                                                          2

ARTICLE 1 -- PREMISES                                                              2

  1.1   LEASE OF PREMISES                                                          2
  1.2   ACCEPTANCE OF PREMISES                                                     2
  1.3   MEASUREMENT OF THE RENTABLE AREA OF PREMISES AND THE BUILDING              2
  1.4   COMMON AREAS                                                               3

ARTICLE 2 -- TERM                                                                  3

  2.1   TERM                                                                       3
  2.2   COMMENCEMENT                                                               3
  2.3   EXPANSION RIGHTS                                                           3

ARTICLE 3 -- RENT; LATE CHARGES                                                    4

  3.1   BASE RENT; RENT                                                            4
  3.2   LATE CHARGE; INTEREST                                                      4
  3.3   ADDITIONAL RENT                                                            4

ARTICLE 4 -- ADDITIONAL RENT                                                       4

  4.1   PAYMENT OF OPERATING EXPENSES AND PROPERTY TAXES                           4
  4.2   DEFINITIONS                                                                5
  4.3   CALCULATION METHODS AND ADJUSTMENTS                                        7
  4.4   PAYMENT PROCEDURE; ESTIMATES                                               7
  4.5   REVIEW OF LANDLORD'S STATEMENT                                             8

ARTICLE 5 -- ADDITIONAL TAXES                                                      8

ARTICLE 6 -- SECURITY DEPOSIT                                                      8

ARTICLE 7 -- USE OF PREMISES                                                       9

  7.1   TENANT'S PERMITTED USE                                                     9
  7.2   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS                                9
  7.3   HAZARDOUS MATERIALS                                                        9

ARTICLE 8 -- UTILITIES AND SERVICES                                               10

  8.1   BUILDING SERVICES                                                         10
  8.2   INTERRUPTION OF SERVICES                                                  11

ARTICLE 9 -- MAINTENANCE AND REPAIRS                                              11

  9.1   LANDLORD'S OBLIGATIONS                                                    11
  9.2   TENANT'S OBLIGATIONS                                                      12
  9.3   LANDLORD'S RIGHTS                                                         12

ARTICLE 10 -- ALTERATIONS, ADDITIONS AND IMPROVEMENTS                             12

  10.1  CONDITION OF THE PREMISES                                                 12
  10.2  LANDLORD'S CONSENT; CONDITIONS                                            12
  10.3  PERFORMANCE OF ALTERATIONS WORK                                           12
  10.4  LIENS                                                                     13
  10.5  SURRENDER                                                                 13

ARTICLE 11 -- INDEMNIFICATION AND INSURANCE                                       13

  11.1  WAIVER OF LIABILITY AND INDEMNIFICATION                                   13
  11.2  PROPERTY INSURANCE                                                        13
  11.3  LIABILITY INSURANCE                                                       14
  11.4  POLICY REQUIREMENTS                                                       14
  11.5  WAIVER OF SUBROGATION                                                     14
  11.6  FAILURE TO INSURE                                                         15
  11.7  MISCELLANEOUS                                                             15

ARTICLE 12 -- DAMAGE OR DESTRUCTION                                               15

  12.1  REPAIR OF THE PREMISES                                                    15
  12.2  EXCEPTIONS TO LANDLORD'S OBLIGATIONS                                      16
  12.3  WAIVER                                                                    16

ARTICLE 13 -- CONDEMNATION                                                        16

  13.1  TAKING                                                                    16

  13.2  RESTORATION OF PREMISES                                                   16
  13.3  AWARD                                                                     16
  13.4  TEMPORARY TAKING                                                          16
  13.5  EXCLUSIVE REMEDY                                                          16

ARTICLE 14 -- RELOCATION                                                          16

ARTICLE 15 -- ASSIGNMENT AND SUBLETTING                                           17

  15.1  RESTRICTION                                                               17
  15.2  NOTICE TO LANDLORD                                                        17
  15.3  LANDLORD'S RECAPTURE RIGHTS                                               17
  15.4  LANDLORD'S CONSENT: STANDARDS                                             17
  15.5  TRANSFER PROFITS                                                          18
  15.6  LANDLORD'S COSTS                                                          18
  15.7  CONTINUING LIABILITY OF TENANT                                            18
  15.8  NON-WAIVER                                                                18

ARTICLE 16 -- DEFAULT AND REMEDIES                                                18

  16.1  EVENTS OF DEFAULT BY TENANT                                               18
  16.2  LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT                         19
  16.3  LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT                    20
  16.4  RIGHT OF LANDLORD TO PERFORM                                              20
  16.5  LATE PAYMENTS OF RENT                                                     20
  16.6  DEFAULT UNDER OTHER LEASES                                                20
  16.7  SUBLEASES OF TENANT                                                       20
  16.8  EFFORTS TO RELET                                                          20
  16.9  WAIVER OF RIGHT OF REDEMPTION                                             21
 16.10  NON-WAIVER                                                                21
 16.11  WAIVER OF TRIAL BY JURY                                                   21
 16.12  CUMULATIVE REMEDIES                                                       21
 16.13  DEFAULT BY LANDLORD                                                       21

ARTICLE 17 -- ATTORNEYS'FEES; COSTS OF SUIT                                       21

  17.1  ATTORNEYS' FEES                                                           21
  17.2  INDEMNIFICATION                                                           21

ARTICLE 18 -- SUBORDINATION AND ATTORNMENT                                        21

  18.1  SUBORDINATION                                                             21
  18.2  ATTORNMENT                                                                22
  18.3  MORTGAGE AND GROUND LESSOR PROTECTION                                     22

ARTICLE 19 -- QUIET ENJOYMENT                                                     22

ARTICLE 20 -- PARKING                                                             22

ARTICLE 21 -- RULES AND REGULATIONS                                               23

ARTICLE 22 -- ESTOPPEL CERTIFICATES                                               23

ARTICLE 23 -- ENTRY BY LANDLORD                                                   23

ARTICLE 24 -- LANDLORD'S LEASE UNDERTAKINGS; EXCULPATION FROM PERSONAL
              LIABILITY; TRANSFER OF LANDLORD'S INTEREST                          23

  24.1  LANDLORD'S LEASE UNDERTAKINGS                                             23
  24.2  TRANSFER OF LANDLORD'S INTEREST                                           24

ARTICLE 25 -- HOLDOVER TENANCY                                                    24

ARTICLE 26 -- NOTICES                                                             24

ARTICLE 27 -- BROKERS                                                             24

ARTICLE 28 -- SIGNAGE RIGHTS                                                      24

  28.1  PROHIBITED SIGNAGE                                                        24
  28.2  TENANT'S SIGNAGE                                                          24

ARTICLE 29 -- FINANCIAL STATEMENTS                                                25

ARTICLE 30 -- MISCELLANEOUS                                                       25

  30.1  ENTIRE AGREEMENT                                                          25
  30.2  AMENDMENTS                                                                25
  30.3  SUCCESSORS                                                                25
  30.4  SALE BY LANDLORD                                                          25
  30.5  FORCE MAJEURE                                                             25

  30.6  SURVIVAL OF OBLIGATIONS                                                   25
  30.7  LIGHT AND AIR                                                             25
  30.8  GOVERNING LAW                                                             25
  30.9  PROHIBITION AGAINST RECORDING                                             25
  30.10 SEVERABILITY                                                              25
  30.11 CAPTIONS                                                                  25
  30.12 INTERPRETATION                                                            25
  30.13 INDEPENDENT COVENANTS                                                     26
  30.14 NUMBER AND GENDER                                                         26
  30.15 TIME IS OF THE ESSENCE                                                    26
  30.16 JOINT AND SEVERAL LIABILITY                                               26
  30.17 PAYMENT INCENTIVE                                                         26
  30.18 NO OFFER TO LEASE                                                         26
  30.19 NO COUNTERCLAIM: CHOICE OF LAWS                                           26
  30.20 RIGHTS RESERVED BY LANDLORD                                               26
  30.21 MODIFICATION OF LEASE                                                     27
  30.22 AUTHORITY                                                                 27
  30.23 TRANSPORTATION MANAGEMENT                                                 27
  30.24 THE OTHER IMPROVEMENTS                                                    27
  30.25 RENOVATION OF THE PROJECT AND OTHER IMPROVEMENTS                          27
  30.26 NO PARTNERSHIP OR JOINT VENTURE                                           27
  30.27 RIGHT TO LEASE                                                            27
  30.28 BUILDING NAME AND SIGNAGE                                                 28
  30.29 OTHER OBLIGATIONS                                                         28
  30.30 CONFIDENTIALITY                                                           28

EXHIBIT A   Premises
EXHIBIT B   Notice of Lease Term Dates
EXHIBIT C   Work Letter
EXHIBIT D   Rules and Regulations
EXHIBIT E   Estoppel Certificate

                                  OFFICE LEASE

     THIS OFFICE LEASE ("LEASE") is made and entered into by and between FIFTH STREET - DENVER CENTER, LLC, a Delaware limited liability company ("LANDLORD") and Tenant described in paragraph 1 of the Basic Lease Provisions as of April 1, 2003 (the "EFFECTIVE DATE").

                             BASIC LEASE PROVISIONS

     1.   TENANT: THE MURRAYHILL COMPANY, a Colorado corporation ("TENANT").

     2.   DESCRIPTION OF PREMISES/BUILDING/PROJECT:

          A.   SUITE: 1600 (the Premises are shown on Exhibit A).

          B. RENTABLE AREA: Approximately twelve thousand (12,000) rentable square feet, from the Commencement Date up to the day before the second
     (2rd) anniversary of the Commencement Date and thereafter, twenty three thousand five hundred two (23,502) rentable square feet. (Section 1.3)

          C. BUILDING: The building located at 1700 Lincoln Street, Denver, Colorado

          D. PROJECT: That certain project, with all common areas and appurtenant parking facilities, commonly known as "Wells Fargo Center" and containing building improvements located at 1700 Lincoln Street, Denver, Colorado.

     3.   TERM:

          A.   TERM: Six (6) years

          B. COMMENCEMENT DATE: The earlier of August 1, 2003 or the date on which the improvement of the Premises is substantially completed according to Exhibit C. (Section 2.2)

     4.   BASE RENT (Article 3):

                         PERIOD                 ANNUAL BASE RENT  MONTHLY BASE RENT
                         ------                 ----------------  -----------------
         August 1,2003 through July 31,2005        $  216,960.00       $  18,080.00
         August 1,2005 through July 31,2007        $  436,667.16       $  36,388.93
         August 1,2007 through July 31,2009        $  448,418.16       $  37,368.18

As soon as possible after Landlord's delivery of Landlord's Statement described in Section 4.4 with respect to 2003, the Base Rent per rentable square foot for all years during the Term will either be increased by the amount by which Eight and 92/100 Dollars ($8.92) exceeds the Property Taxes and Operating Expenses per rentable square foot of the Project for 2003, or decreased by the amount by which such Property Taxes and Operating Expenses exceed Eight and 92/100 Dollars ($8.92) per rentable square foot, as the case may be.

     5.   ADDITIONAL RENT (Article 4):

          A. TENANT'S PERCENTAGE SHARE: 1.005%, from the Commencement Date up to the day before the second (2nd) anniversary of the Commencement Date and thereafter, 1.969% (Section 4.2)

     6.   SECURITY DEPOSIT: $99,883.50 (Article 6)

     7. PARKING PRIVILEGES: One (1) for each one thousand two hundred (1,200) rentable square feet of the Premises. (Article 20.) If the Premises are enlarged according to Section 2.3, the Parking Privileges will increase in that ratio.

     8.   BROKER(S): Rick Schepis of Fuller and Company (Article 27)

     9.   PERMITTED USE: General office use (Section 7.1).

     10.  ADDRESSES FOR NOTICES (Article 26):

      To:  Tenant
                                              with a copy to:
          The Murrayhill Company
          1700 Lincoln Street, Suite 1600          Kevin J. Kanouff, Esq.
          Denver, Colorado 80203                   Dorsey & Whitney LLP
          Attn: Mr. Tim Kulik                      370 17th Street, Suite 4700
                                                   Denver, Colorado 80202

      To:  Landlord
                                              with a copy to:
          Fifth Street - Denver Center, LLC
          c/o CWP Capital Management, LLC          Mark A. Senn, Esq.

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
          633 West Fifth Street, 72nd Floor        Senn Lewis & Visciano, P.C.
          Los Angeles, California 90071            1801 California Street, Suite 4300
          Attn: Asset Manager                      Denver, Colorado 80202

      with a copy to:

           CommonWealth Partners Management
             Services, LP
           1700 Lincoln Street, Suite 2500
           Denver, Colorado 80203
           Attn: Mr. William Owen

     11. ADDRESS FOR PAYMENTS: All payments payable to Landlord under this Lease shall be sent to the following address or to such other address as Landlord may designate:

                 Wells Fargo Center, a property of Fifth Street Properties, LLC File #56572
                 Los Angeles, California 90074-6572

Tenant may pay only Monthly Base Rent and Tenant's Percentage Share of Property Taxes and Operating Expenses by wire transfer to:

                 Bank of America
                 Account Name: Fifth St. Properties LLC - Denver Collection Account No.: 004790875619
                 ABA No.: 111000025,

or to such other account as Landlord may from time to time designate by at least ten (10) days' prior written notice to Tenant. Payments of Monthly Base Rent by wire transfer must be collected at the receiving bank before the first day of each calendar month for which it is due.

     12.  GUARANTOR: None

     This Lease shall consist of the foregoing Basic Lease Provisions, and the provisions of the Standard Lease Provisions (the "STANDARD LEASE PROVISIONS") (consisting of Sections and Exhibits which follow) all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

                            STANDARD LEASE PROVISIONS

                              ARTICLE 1 - PREMISES

     1.1 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.

     1.2 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises, the Building or the Project with respect to the suitability or fitness of any of the same for the conduct of Tenant's Permitted Use, its business or for any other purpose.

     1.3  MEASUREMENT OF THE RENTABLE AREA OF PREMISES AND THE BUILDING.

          (a) For purposes of this Lease, subject to the provisions of Section 1.3(b), the parties hereby stipulate that the number of rentable square feet contained within the Premises is as set forth in paragraph 2.B. of the Basic Lease Provisions.

          (b) The "RENTABLE AREA" or "RENTABLE SQUARE FEET" and "USABLE AREA" or "USABLE SQUARE FEET" shall be calculated by Landlord substantially in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 ("BOMA"); provided, however, that in any case the Rentable Area of the Building shall include all of, and the Rentable Area of the Premises shall include a portion of, the square footage of the ground floor common areas located within the Building and the common area and occupied space of the portion of the Building or Project dedicated to the service of the Building. Landlord reserves the right to modify (i) the standards utilized hereunder for the measurement of Rentable Area and Usable Area (so long as any such modification is reasonably consistent with then prevailing Institutional Owner Practices (defined below)) and (ii) consistent with any such modifications of measurement standards, the totals of Rentable Area and Usable Area set forth or utilized herein with respect to the Premises, the Building or portions thereof. However, the economic terms set forth herein (such as Annual Base Rent, Security Deposit and Tenant's Percentage Share) shall not be modified.

          (c) In consideration of Tenant's obligation to lease the Expansion Option Space pursuant to Section 2.3, Tenant may use the balance of the sixteenth floor of the Building on all the terms and conditions of this Lease, except that Tenant will not be obligated to pay additional Base Rent or Tenant's Percentage Share of Property Taxes and Operating Expenses except as provided in this Lease.

     1.4 COMMON AREAS. "COMMON AREAS" shall mean the lobby, plaza and sidewalk areas, accessways, Parking Facilities (defined below), and the area on individual floors in the Building devoted to corridors, fire vestibules, elevators, foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor's closets, and other similar facilities for the benefit of all tenants and invitees and shall also mean those areas of the Building devoted to mechanical and service rooms servicing the Building. The Common Areas shall be subject to the exclusive management and control of Landlord, and Tenant shall comply with all Rules and Regulations (defined in Article 21) pertaining to the Common Areas. Landlord shall have the right from time to time to designate, relocate and limit the use of particular areas or portions of the Common Areas. Landlord shall also have the right to close all or any portion of the Common Areas as may, in the sole discretion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights in any person.

                                ARTICLE 2 -- TERM

     2.1 TERM. Unless earlier terminated in accordance with the provisions hereof, the term of this Lease shall be the period shown in paragraph 3.A. of the Basic Lease Provisions. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit B attached hereto, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. As used herein, "TERM" shall refer to the term described in paragraph 3.A. of the Basic Lease Provisions.

     2.2 COMMENCEMENT. The Term shall commence on the Commencement Date as defined in paragraph 3.B. of the Basic Lease Provisions. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term of this Lease.

     2.3 EXPANSION RIGHTS. Tenant shall have a right of offer (the "RIGHT OF OFFER") and an expansion option (the "EXPANSION OPTION") each covering approximately twelve thousand (12,000) rentable square feet on either the fifteenth (15th) or seventeenth (17th) floor of the Building (the "RIGHT OF OFFER SPACE" and "EXPANSION OPTION SPACE," respectively), the exact size and location of each of which shall be determined by Landlord in its sole discretion.

          (a) So long as no Event of Default exists either at the time that Tenant exercises its Right of Offer or Expansion Option, as the case may be, or at the time that the Right of Offer Space or Expansion Option Space, as the case may be, is added to the Premises (unless such Event of Default has been waived by Landlord in its sole discretion), Tenant may elect to lease all (but not part) of the Right of Offer Space and the Expansion Option Space, or either, upon the terms set forth in this Section 2.3. On or before December 15, 2003, Landlord will offer the Right of Offer Space to Tenant. On or before December 31, 2003, Tenant shall notify Landlord of whether Tenant elects to lease the Right of Offer Space. If Tenant so elects to lease the Right of Offer Space, (i) Landlord will deliver the Right of Offer Space to Tenant on March 1, 2004 for improvement according to the relevant parts of Exhibit C and Article 10, and (ii) Tenant will have the option to lease the Expansion Option Space consisting of the balance of the floor on which the Right of Offer Space is situated by notice given to Landlord on or before December 31, 2004, and (iii) if Tenant so exercises its right to lease the Expansion Option Space, Landlord will deliver the Expansion Option Space on March 1, 2005 for improvement according to the relevant parts of Exhibit C and Article 10. If Tenant does not elect to lease the Right of Offer Space on or before December 31, 2003, then Tenant will be irrevocably deemed to have elected to lease the Expansion Option Space commencing July 1, 2005 according to this Section, Landlord will deliver the Expansion Option Space on March 1, 2005 for improvement according to the relevant parts of Exhibit C and Article 10, and Tenant will have no remaining Right of Offer or Expansion Option.

          (b) The Base Rent for the Right of Offer Space and Expansion Option Space (either an "EXPANSION SPACE") shall be the Base Rent as of the date such Expansion Space is delivered to Tenant under this Section, and shall commence on July 1, 2004 and July 1, 2005, respectively. So long as no Event of Default exists, Landlord will provide an allowance of Twenty Dollars ($20.00) per rentable square foot of the Expansion Space for costs incurred by Tenant in improving the Expansion Space in accordance with this Lease. The allowance will be paid within thirty (30) days after Tenant's delivery to Landlord of reasonable substantiation of the amounts paid by Tenant in so improving the Expansion Space. Upon the delivery of an Expansion Space to Tenant, the Expansion Space will be part of the Premises for all purposes of this Lease and Tenant's Percentage Share will be proportionately adjusted. Tenant may apply up to Ten Dollars ($10.00) per rentable square foot of the Premises of the allowance to Base Rent first accruing after the Expansion Space is added to the Premises. The expiration of the Term for an Expansion Space shall be the same as the expiration of the term for the remainder of the Premises.

          (c) If Tenant exercises the Right of Offer or Expansion Option, as the case may be, pursuant to the terms hereof, Tenant shall take the Expansion Space added thereto pursuant to the Right of Offer or Expansion Option in its condition as of the Effective Date; if Landlord changes that condition, it will pay the incremental cost, if any, of demolition of the Expansion Space as a result of the change in connection with Tenant's improvement of it.

          (d) Landlord shall not be liable for failure to give possession of an Expansion Space by reason of the holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease, nor extend the Term, but the Rent for such Expansion Space shall be abated until possession thereof is delivered to Tenant. However, Landlord does covenant that it will use reasonable diligence to deliver possession of such Expansion Space to Tenant upon the date above-described. Additionally, if Tenant reasonably believes Landlord is not being diligent in its efforts to deliver possession of such Expansion Space to Tenant, Tenant shall so notify Landlord in writing, whereupon Tenant may itself bring such actions or proceedings (which must meet with Landlord's reasonable approval) necessary to deliver such possession to Tenant, but Tenant shall indemnify and hold harmless Landlord from any and all costs (including attorneys' fees or costs of suit), expenses, damages or liabilities arising thereby.

          (e) The failure by Tenant to timely give the written notices above-described shall constitute Tenant's decision not to exercise the Right of Offer or Expansion Option, as the case may be, and Tenant shall be considered to have forever given up its rights to the space covered by said Right of Offer or Expansion Option, as the case may be.

          (f) Tenant may not assign its Right of Offer or Expansion Option to sublessees of the space covered by this Lease, but Tenant may assign the Right of Offer or Expansion Option to assignees of this Lease only with prior written consent of Landlord, which consent shall not be unreasonably withheld.

                       ARTICLE 3 - RENT; LATE CHARGES

     3.1  BASE RENT; RENT.

          (a) Tenant agrees to pay during each Lease Year of the Term of this Lease as Base Rent ("BASE RENT") for the Premises the sums shown for such periods in paragraph 4 of the Basic Lease Provisions.

          (b) Except as expressly provided to the contrary herein, Annual Base Rent shall be payable in equal, consecutive, monthly installments, in advance, without abatement, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter except as provided in this paragraph 3.l(b) with regard to wire transfers. The first full monthly installment of Annual Base Rent, described in paragraph 4 of the Basic Lease Provisions, shall be payable upon TENANT'S EXECUTION OF THIS LEASE. If the Commencement Date is a day other than the first day of a calendar month, then the Base Rent for the Partial Lease Month (the "PARTIAL LEASE MONTH RENT") shall be calculated on a per diem basis determined by dividing the initial Monthly Base Rent shown in paragraph 4 of the Basic Lease Provisions by the number of days in the month in which the Commencement Date occurs and by multiplying such amount by the number of remaining days of such month from and including the Commencement Date. The Partial Lease Month Rent shall be payable by Tenant prior to the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Annual Base Rent, all forms of Additional Rent (defined below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "RENT"), and (ii) be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States and, except as may be expressly provided to the contrary herein, without any abatement, offset or deduction whatsoever. All Annual Base Rent that is not paid by wire transfer and all other Rent shall be payable to Landlord at the address of Landlord described in paragraph 11 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant.

          (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

     3.2 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or Additional Rent will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date five (5) days after the date the payment is due, Tenant shall pay to Landlord, as Additional Rent, (a) a late charge ("LATE CHARGE") equal to five percent (5%) of the overdue amount to cover such additional administrative costs, and (b) interest on all delinquent amounts at eighteen percent (18%) per annum from the date due until the date paid.

     3.3 ADDITIONAL RENT. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rent ("ADDITIONAL RENT") hereunder.

                           ARTICLE 4 -- ADDITIONAL RENT

     4.1  PAYMENT OF OPERATING EXPENSES AND PROPERTY TAXES.

          (a) Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year (defined below) Tenant shall also pay as Additional Rent Tenant's Percentage Share (defined below) of Operating Expenses (defined below) for the Project allocable hereunder to such Expense Year.

          (b) Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year Tenant shall also pay as Additional Rent Tenant's Percentage Share of the Property Taxes (defined below) for the Project allocable hereunder to such Expense Year.

     4.2  DEFINITIONS.

          (a) "EXPENSE YEAR" shall mean each calendar year in which any portion of the Term of this Lease falls, through and including the calendar year in which the Term of this Lease expires.

          (b) "PROPERTY TAXES" shall mean all real property taxes, assessments, fees, charges, or impositions and other similar governmental or quasi-governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer of any and every type, kind, category or nature, whether direct or indirect, general or special, ordinary or extraordinary and all taxes, assessments, fees, charges or similar impositions imposed in lieu or substitution (partially or totally) of the same, including, without limitation, all taxes, assessments, levies, charges or impositions (i) on any interest of Landlord or any mortgagee of Landlord in the Project, the Building, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; (ii) on the gross or net rentals or income from the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; (iii) on any transit taxes or charges, business or license fees or taxes, annual or periodic license or use fees, park and school fees, arts charges, parks charges, housing fund charges; (iv) imposed for street, refuse, police, sidewalks, fire protection and similar services and maintenance, whether previously provided without charge or for a different charge, whether provided by governmental agencies or private parties, and whether charged directly or indirectly through a funding mechanism designed to enhance or augment benefits and services provided by governmental or quasi-governmental agencies; (v) on any possessory taxes charged or levied in lieu of real estate taxes; and (vi) any costs or expenses incurred or expended by Landlord in investigating, calculating, protesting, appealing or otherwise attempting to reduce or minimize such taxes. There shall be excluded from Property Taxes all income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's net income or profits unless the same is specifically included within the definition of Property Taxes above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes.

          (c) "OPERATING EXPENSES" shall mean all costs, fees, amounts, disbursements and expenses of every kind and nature paid or incurred by or on behalf of Landlord with respect to any Expense Year in connection with the operation, ownership, maintenance, insurance, restoration, management, replacement or repair of the Project in a first class manner, including, without limitation, any amounts paid or incurred with respect to:

              (i) Premiums for property, casualty, liability, rent interruption, earthquake, flood or other types of insurance carried by Landlord from time to time, and any deductibles thereunder actually paid by Landlord with respect to the Project.

             (ii) Salaries, wages and other amounts paid or payable for personnel (including, without limitation, the Building manager, superintendent, Parking Facilities manager, operation and maintenance staff, administrative staff, accounting personnel and other employees of Landlord) involved in the maintenance and operation of the Building or the Project, including contributions and premiums towards fringe benefits, unemployment taxes and insurance, social security taxes, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions which may be levied on such salaries, wages, compensation and benefits and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building or the Project.

            (iii) Cleaning expenses, including, without limitation, janitorial services, window cleaning, and garbage and refuse removal.

             (iv) Landscaping and hardscape expenses, including, without limitation, irrigating, trimming, mowing, fertilizing, seeding, and replacing plants, trees and hardscape.

              (v) Subject to the provisions of Section 4.3(d), the cost of providing fuel, gas, electricity, water, sewer, telephone, steam and other utility services.

             (vi) Subject to the provisions of Section 4.2(c)(x) below, the cost of maintaining, operating, restoring, renovating, managing, repairing and replacing components of equipment or machinery, including, without limitation, heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts with respect thereto.

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            (vii)    The costs of security for, and supervision of, the Project.

           (viii) Rental, supplies and other costs with respect to the operation of the management office for the Project.

             (ix) All costs and fees for licenses, certificates, permits and inspections, and the cost incurred in connection with the implementation of a transportation system management program or similar program.

              (x) The cost of replacement, repair, acquisition, installation and modification of (A) carpeting and wallcoverings, ceiling systems and fixtures in the Common Areas, and other furnishings in the Common Areas, (B) materials, tools, supplies and equipment purchased by Landlord which are used in the maintenance, operation and repair of the Project, and (C) any other form of improvements, additions, repairs, or replacements to the Project or the systems, equipment or machinery operated or used in connection with the Project; provided, however, that with respect to the items described in clauses (A), (B), and (C) above which constitute a capital item, addition, repair or improvement (collectively "CAPITAL ITEMS") under sound accounting and property management principles consistently applied and determined by Landlord, in each case the cost of such Capital Items shall be amortized (with interest at the Interest Rate) over the useful life (the "USEFUL LIFE") of such Capital Item, as determined by the Landlord in accordance with sound accounting and property management principles consistently applied or such other period as shall be consistent with Institutional Owner Practices.

             (xi) Attorneys', accountants' and consultants' fees and expenses in connection with the management, operation, administration, maintenance and repair of the Project, including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof, or the costs of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses.

            (xii) Fees for the administration and management of the Project in an amount equal to three percent (3%) of the gross revenues of the Project (which shall be grossed by Landlord up to one hundred percent (100%) occupancy on an annual basis), without regard to whether actual fees so paid are greater or less than such amount.

           (xiii) Sales, use and excise taxes on goods and services purchased by Landlord for the management, maintenance, administration or operation of the Building or the Project.

            (xiv) Fees for local civic organizations and dues for professional trade associations.

             (xv) Payments under any covenants, conditions and restrictions pertaining to the Project or any easement, license or operating agreement or similar instrument which affects the Project.

            (xvi) Costs and expenses of investigating, testing, documenting, monitoring, responding to, abating and remediating Hazardous Materials (defined below), other than abatement and remediation costs with respect to Hazardous Materials actually known by Landlord (on the Effective Date) to require abatement or remediation under applicable Environmental Laws (defined below).

           (xvii) The costs of repairing, restoring and maintaining the Parking Facilities of the Project, including, without limitation, the resurfacing, restriping and cleaning of such facilities.

          (xviii)    Any costs, fees, amounts, disbursements and expenses which are generally included in Operating Expenses under Institutional Owner Practices.

          (d)  The following costs and expenses shall be excluded from Operating
     Expenses: (i) expenses relating to leasing space in the Project (including tenant improvements, leasing and brokerage commissions and advertising expenses); (ii) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Project; (iii) Capital Items unless specifically permitted by Section 4.2(c), parts (i) through (xviii), inclusive; (iv) Property Taxes; (v) amounts received by Landlord on account of proceeds of insurance to the extent the proceeds are reimbursement for expenses which were previously included in Operating Expenses; (vi) except to the extent specifically provided in Section 4.2(c), parts (i) through (xviii), inclusive, depreciation or payments of principal and interest on any mortgages upon the Project; (vii) payments of ground rent pursuant to any ground lease covering the Project; (viii) subject to Section 4.3(a), the costs of: gas, steam or other fuel; operation of elevators and security systems; heating, cooling, air conditioning and ventilating; chilled water, hot and cold domestic water, sewer and other utilities or any other service work or facility, or level or amount thereof, provided to any other tenant or occupant in the Project which either (A) is not required to be supplied or furnished by Landlord to Tenant under the provisions of this Lease or (B) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge; and (ix) any cost expressly excluded from Operating Expenses in an express provision contained in this Lease.

          (e) "TENANT'S PERCENTAGE SHARE" shall mean the percentage set forth in paragraph 5.B. of the Basic Lease Provisions; provided, however, that Landlord reserves the right from time to time during the Term of this Lease to recalculate Tenant's Percentage Share, in which case Tenant's Percentage Share shall be calculated by dividing the number of square feet of Rentable Area in the Premises by the number of square feet of Rentable Area in the Building, and expressing such quotient in the form of a percentage.

     4.3  CALCULATION METHODS AND ADJUSTMENTS.

          (a) The variable components of Operating Expenses ("VARIABLE EXPENSES") for all or any portion of any Expense Year during which actual occupancy of the Building is less than one hundred percent (100%) of the Rentable Area of the Building shall be adjusted by Landlord, as determined in good faith by Landlord applying sound accounting and property management principles (and the provisions of this Lease) to reflect one hundred percent (100%) occupancy of the Rentable Area of the Building during such period. If during all or any part of any Expense Year, Landlord does not provide any particular item of benefit, work or service (the cost of which is a Variable Expense) to portions of the Project due to the fact that such item of benefit, work or service is not required or desired by the tenant of such space, or such tenant is itself obtaining and providing such item of benefit, work or service, or for any other reason, then for purposes of computing Variable Expenses for such Expense Year. Operating Expenses shall be increased by an amount equal to the additional Variable Expenses which would have been paid or incurred by Landlord during such period if it had furnished such item of benefit, work or service to such portions of the Project.

          (b) Subject to the provisions of this Section 4.3, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses or Property Taxes shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with the practices of the majority of the institutional owners of institutional grade first-class office projects in Denver, Colorado ("INSTITUTIONAL OWNER PRACTICES"). Landlord shall have the right to allocate equitably some or all of Operating Expenses among particular classes or groups of tenants in the Project (for example, retail tenants) to reflect Landlord's good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or groups. Subject to the provisions of this Section 4.3, from time to time Landlord shall have the right to expand or contract the amount, scope, level or types of services, work, items or benefits, the cost of which is included within Operating Expenses, so long as Landlord's treatment of the same for purposes of the calculation of Operating Expenses is generally consistent with Institutional Owner Practices and at all times maintain the standards of first-class, high-rise buildings. Whenever services, benefits or work are provided to the Project and to additional projects (where allocation of the cost thereof among such projects is required for calculation of Operating Expenses hereunder), in allocating the overall cost thereof (for all such projects) to Operating Expenses hereunder, there shall be excluded from Operating Expenses Landlord's good faith determination of the additional overall cost comparison allocable to the provision of such services, benefits or work to the additional projects. All discounts, reimbursements, rebates, refunds, or credits (collectively, "REIMBURSEMENTS") attributable to Operating Expenses or Property Taxes received by Landlord in a particular year shall be deducted from Operating Expenses or Property Taxes in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis. All assessments and premiums of Operating Expenses or Property Taxes which can be paid by Landlord in periodic installments shall be paid by Landlord in the maximum number of periodic installments permitted by Law; provided, however, that if the then prevailing Institutional Owner Practice is to pay such assessments or premiums on a different basis, Landlord may utilize such different basis of payment.

          (c) Subject to applicable Laws, Landlord shall solely determine all decisions with respect to the method and manner by which all utility services shall be billed and provided in the Project, which determinations shall be made by Landlord in good faith and on a basis consistent with Institutional Owner Practices.

     4.4 PAYMENT PROCEDURE; ESTIMATES. For each Expense Year, Landlord may elect to give Tenant written notice of its estimate of any amounts payable under
Section 4.1 for that Expense Year. On or before the first day of each calendar month during such Expense Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such Expense Year, and all subsequent payments under this Section 4.4 by Tenant for such Expense Year shall be based upon such revised estimate. Landlord shall endeavor to deliver to Tenant within one hundred fifty (150) days after the close of each Expense Year or as soon thereafter as is practicable, a statement of that year's Property Taxes and Operating Expenses, and Tenant's Percentage Share of actual Property Taxes and actual Operating Expenses payable for such Expense Year pursuant to Section 4.1, as determined by Landlord (the "LANDLORD'S STATEMENT") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.5. If the amount of Tenant's Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is more than the estimated payments with respect thereto made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of Tenant's Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is less than the estimated payments for such Expense Year made by Tenant, such excess payments shall be credited against Rent next payable by Tenant under this Lease or, if the Term of this Lease has expired, such excess shall be paid to Tenant within thirty (30) days after delivery of the Landlord's Statement for the year in which this Lease expired. No delay in providing any Landlord's Statement described in this Section 4.4 shall act as a waiver of Landlord's right to receive payment from Tenant under
Section 4.1 above with respect to Tenant's Percentage Share of Property Taxes and Operating Expenses, or either of them, for the period covered thereby. If this Lease shall terminate on a day other than the end of a calendar year, the amount of Tenant's Percentage Share of actual Property Taxes and actual Operating Expenses payable under Section 4.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis that the number of days from January 1 of such calendar year to the termination date bears to 365. The expiration or early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 4.4 to be performed after such expiration or early termination.

     4.5 REVIEW OF LANDLORD'S STATEMENT. Provided that no Event of Default then exists and provided further that Tenant strictly complies with the provisions of this Section 4.5, Tenant shall have the right to conduct a reasonable review of Landlord's supporting books and records for any portion of the Property Taxes or Operating Expenses for a particular Expense Year covered by Landlord's Statement, in accordance with the following procedure:

          (a) Landlord will give Tenant access to the books and records that substantiate Landlord's Statement if Tenant makes a written request for them within thirty (30) days after delivery of Landlord's Statement. Tenant shall, within sixty (60) days after any such Landlord's Statement is delivered to Tenant, deliver a written notice (a "DISPUTE NOTICE") to Landlord specifying the items described in the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Additional Rent pending the completion of and regardless of the results of any review of records under this Section 4.5). The right of Tenant under this Section 4.5 may only be exercised once for each Expense Year covered by any Landlord's Statement, and if Tenant fails to deliver a Dispute Notice within the sixty (60) day period described above or fails to meet any of the other above conditions of exercise of such right, the right of Tenant to review a particular Landlord's Statement (and all of Tenant's rights to make any claim relating thereto) under this Section 4.5 shall automatically be deemed waived by Tenant.

          (b) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices and Tenant agrees that any review of records under this Section 4.5 shall be at the sole expense of Tenant and shall be conducted by independent certified public accountants of national or regional standing which are not compensated on a contingency fee or similar basis relating to the results of such review. Tenant acknowledges and agrees that any records of Landlord reviewed under this Section 4.5 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant's accountant, to anyone other than the Tenant's accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information by Tenant or any of Tenant's employees or contractors (including, without limitation, Tenant's accountant) to any other person, whether or not caused by the conduct of Tenant, shall constitute an Event of Default.

          (c) If Landlord disagrees with Tenant's contention that an error exists with respect to Landlord's Statement (and the Operating Expenses and Real Property Taxes described therein) in dispute, Landlord shall have the right to cause another review of that portion of Landlord's Statement (and the Operating Expenses and Real Property Taxes stated therein) to be made by a firm of independent certified public accountants of national or regional standing selected by Landlord ("LANDLORD'S ACCOUNTANT"). In the event of a disagreement between the two accounting firms, they shall select a third accounting firm of national or regional standing and its review shall be conclusive on Landlord and Tenant. In the event that the final results of a review of a particular Landlord's Statement indicates that total Operating Expenses and Property Taxes for the period covered by the Landlord's Statement in question have been overstated by more than five percent (5%), then Landlord shall pay the cost of the third accounting firm (if any) and reimburse Tenant for the reasonable cost of Tenant's accountant and the amount of any overpayment by Tenant of estimated Operating Expenses and Property Taxes, or either of them, for the period in question shall be credited against Tenant's obligations to pay Additional Rent next coming due; in all other cases, Tenant shall be liable for Landlord's Accountant's actual fees and expenses, and the amount of any underpayment shall be paid by Tenant to Landlord with the next succeeding installment of estimated Property Taxes and Operating Expenses.

                           ARTICLE 5 -- ADDITIONAL TAXES

     In addition to the Base Rent and all other forms of Additional Rent payable by Tenant hereunder, Tenant shall reimburse Landlord upon demand as Additional Rent for any and all taxes, impositions or similar fees or charges (other than any of the same actually included by Landlord in Property Taxes with respect to the Expense Year in question) payable by or imposed or assessed upon Landlord or with respect to (or measured by or otherwise attributable to the cost or value of): (a) any fixtures, equipment or other personal property located in or about the Premises; (b) any leasehold improvements made in or to the Premises by or for Tenant (without regard to ownership of such improvements) if and to the extent the original cost, replacement cost or value thereof exceeds the cost of Landlord's then effective "BUILDING STANDARD" tenant improvements, as determined in good faith by Landlord; (c) the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                          ARTICLE 6 -- SECURITY DEPOSIT

     Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in paragraph 6 of the Basic Lease Provisions. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default by Tenant. If Tenant commits an Event of Default with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (a) for the payment of any Rent or any other sum in default, (b) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (c) to compensate Landlord for any other loss or damages which Landlord may suffer by reason of such default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Upon expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit no later than thirty (30) days after the date Landlord receives possession of the Premises in accordance with the provisions of this Lease. The Security Deposit may be commingled by Landlord with Landlord's other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability or obligation for the return of the Security Deposit. Tenant hereby waives the provisions of any Laws, whether now or hereafter in effect, or common law rule, to the contrary, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

                           ARTICLE 7 -- USE OF PREMISES

     7.1 TENANT'S PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in paragraph 9 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect all governmental licenses, approvals and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard. In no case shall Tenant use any portion of the Premises for (a) offices of any division, agency or bureau of the United States or any state or local government or any foreign government or subdivision thereof, (b) offices of any licensed health care professionals for the provision of any health care services, (c) any schools or other training facility, (d) any retail or restaurant uses, (e) any residential use, or (f) any communications uses such as broadcasting or radio or television stations; however, the Premises may be used for general business purposes by an occupant providing health care services or broadcasting from facilities other than the Premises. Tenant shall not permit any use of the Premises or any portion thereof for any occupancy density which is greater than the density shown on the Pricing Floor Plan described on Exhibit C; however, if Tenant adds an Expansion Space, it may increase that density during the improvement of the Expansion Space by the people who will be occupying it, but only in accordance with Law.

     7.2  COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

          (a) Tenant shall timely take all action required to cause the Premises to comply in all respects with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including, without limitation, any certificate of occupancy) now or in the future applicable to the Premises (collectively, "LAWS"), including, without limitation, any Law requiring any form of improvement or alteration to the Premises.

          (b) Tenant shall not use the Premises, or permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises which: (i) violates or conflicts with any applicable Law; (ii) causes or is reasonably likely to cause damage to the Project, the Premises or the Building systems, including, without limitation, the life safety, electrical, heating, ventilation and air conditioning ("HVAC"), plumbing or sprinkler systems (collectively, the "BUILDING SYSTEMS") for the Building or the Project; (iii) violates a requirement or condition of any policy of insurance covering the Project or the Premises, or increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Project or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Project; or (vi) violates the Rules and Regulations. Should any federal, state or local governmental agency having jurisdiction with respect to the establishment, regulation or enforcement of occupational, health or safety standards for employers, employees or tenants impose on Landlord or on Tenant at any time now or in the future any requirement or Law relating in any manner to the Premises or occupancy thereof, Tenant shall, at its sole cost and expense, comply promptly (or at Landlord's election, bear the cost of such compliance as effected by Landlord) with such requirement or Law.

     7.3 HAZARDOUS MATERIALS. No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, above or beneath the Premises or any portion of the Project by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees (collectively, a "TENANT PARTY"). Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises without Landlord's prior written consent, but only in compliance with all applicable Environmental Laws (defined below), and with the highest prevailing industry standards. Tenant shall, at its sole cost and expense, promptly take all actions (or at Landlord's election, reimburse Landlord for taking all actions) required by any Law or necessary for Landlord to make full economic use of the Premises or any portion of the Project which arises in connection with the Handling (defined below) of Tenant's

Hazardous Materials upon, about, above or beneath the Premises or any portion of the Project. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions (or, at Landlord's election, reimburse Landlord for taking all actions) necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. "ENVIRONMENTAL LAWS" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. "HAZARDOUS MATERIALS" means: (a) any material or substance: (i) which is defined or becomes defined as a "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "INFECTIOUS WASTE," "CHEMICAL MIXTURE OR SUBSTANCE," or "AIR POLLUTANT" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) which constitutes asbestos or asbestos-containing material; (v) which is radioactive;
(vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense. "HANDLE," "HANDLED," or "HANDLING" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                       ARTICLE 8 - UTILITIES AND SERVICES

     8.1 BUILDING SERVICES. As long as no Event of Default exists, Landlord agrees to furnish or cause to be furnished, subject to the provisions of this Lease, as part of Operating Expenses to the Premises, the following utilities and services, subject to the conditions and standards set forth herein:

          (a)  Non-attended automatic elevator service.

          (b) Subject to all governmental Laws, rules, regulations and guidelines applicable thereto, HVAC to the Premises, which in Landlord's good faith judgment, is required for the comfortable use and occupancy of the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and 7:00 A.M. to 1:00 PM, Saturdays (collectively, the "BUSINESS HOURS"), except for the date of observation of New Year's Day, President's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day, and at Landlord's discretion, other state and nationally recognized holidays selected by Landlord which are consistent with Institutional Owner Practices (collectively, the "HOLIDAYS"); provided, however that if Tenant desires to use HVAC during hours ("NON-BUSINESS HOURS") other than Business Hours ("AFTER HOURS HVAC"), Tenant shall provide Landlord with prior written notice (which may be by email or telecopy) given, or oral request to the Building lobby attendant made, which at a minimum shall be 24 hours' written notice for weekday use and written notice prior to 12 Noon on Friday for weekend use, of Tenant's desired After Hours HVAC use and upon such additional conditions as shall be determined by Landlord from time to time and subject to availability. Tenant shall pay to Landlord Landlord's then prevailing charges (the "AFTER HOURS HVAC RATE") for supplying such After Hours HVAC (which are Thirty Two and 50/100 Dollars ($32.50) per hour per half floor on the Effective Date and shall not be greater than the prevailing market rate in comparable buildings) within ten (10) days of receipt of a reasonably detailed bill therefor. Tenant shall be responsible for and shall pay to Landlord any additional costs (including, without limitation, the costs of installation of additional HVAC equipment) incurred by Landlord because of the failure of the HVAC system to perform its function due to arrangement of partitioning in the Premises or changes or alterations thereto or from any use by Tenant of heat-generating machinery or equipment other than normal office equipment, including small photocopying machines and personal computers not linked to a central mainframe at the Premises.

          (c) At all reasonable times, electric current as required for Building standard lighting and fractional horsepower office machines and adequate electrical wiring and facilities for connection to the lighting fixtures and incidental use equipment of Tenant; provided, however, that notwithstanding any provision of this Lease to the contrary, (i) the total connected electrical load for all of the incidental use equipment located in the Premises shall in no case exceed that found in comparable first class office buildings in downtown Denver from time to time, with the electricity so furnished for incidental use equipment to be at a nominal one hundred twenty (120) volts and with no electrical circuit for the supply of such equipment to require a current capacity exceeding twenty
     (20) amperes, and (ii) the total connected electrical load for Tenant's lighting fixtures within the Premises shall in no case exceed that found in comparable first class office buildings in downtown Denver from time to time, and the electricity so furnished for Tenant's lighting to be at a nominal two hundred seventy-seven (277) volts. Without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide pursuant to this Section 8.1(c) ("EXCESS ELECTRICAL REQUIREMENTS").

          If Tenant shall require or utilize Excess Electrical Requirements or electric current which may disrupt the provision of electrical service to other tenants in the Building or the Project, Landlord, at its election (i) may refuse to grant its consent or (ii) may condition its consent upon Tenant's payment in advance of Landlord's total direct and indirect cost (including, without limitation, a reasonable administration fee) of designing, installing, maintaining and providing any additional facilities determined by Landlord to be required to satisfy such Excess Electrical Requirements (or otherwise related to the additional wear on Building Systems associated therewith). If Tenant's actual electricity consumption for any portion of the Premises, as determined in good faith by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of submeters or pulse meters, electrical surveys and engineer's estimates) exceeds Landlord's nondiscriminatory standard for excess electrical consumption for any reasonable calculation period determined by Landlord, Tenant shall pay to Landlord, as Additional Rent, the sum of (i) Landlord's actual direct and indirect costs of supplying such excess consumption, including, without limitation, all taxes thereon, and the cost of additional wear on Building Systems resulting from such excess consumption, (ii) all of Landlord's costs of monitoring and measuring such excess consumption, and (iii) Landlord's reasonable administration fee. If Tenant's increased electrical requirements will materially affect the temperature level in the Premises or in the Building, Landlord's consent may be conditioned upon Tenant's payment of all direct and indirect costs of installation and operation of any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including, but not limited to, the cost of modifications to the Building Systems and increased wear and tear on existing HVAC equipment. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building or the Project.

          (d)  City water for drinking and restroom purposes.

          (e) Janitorial and cleaning services conforming to the Landlord's Project standards in effect from time to time (which shall be consistent with Institutional Owner Practices), provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mailroom, or for a lavatory (other than the Common Area lavatory rooms) other than normal "light" janitorial services such as emptying of waste containers, standard vacuuming, mopping and sweeping. Landlord shall not be responsible for more extensive lunch room cleaning such as the washing of dishware or cleaning any refrigerator located therein. In all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

          Any amounts which Tenant is required to pay to Landlord pursuant to this Section 8.1 shall be payable upon demand by Landlord and shall constitute Additional Rent. From time to time during the Term, Landlord shall have the right to modify the services provided to Tenant hereunder; provided such modified services are consistent with Institutional Owner Practices.

     8.2 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 8.1 when such failure is caused by accident, breakage, repairs, required maintenance, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and Additional Rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental or quasi-governmental authority or public utility promulgates or revises any Law or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such Law, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder. Tenant recognizes that any security services provided by Landlord at the Project are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Project. Landlord makes no representation with respect to the adequacy or fitness of the Project's HVAC system to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment.

                       ARTICLE 9 - MAINTENANCE AND REPAIRS

     9.1 LANDLORD'S OBLIGATIONS. Landlord shall endeavor to keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to
Section 9.2 below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors and windows of the Building, and to public corridors and other public areas of the Project not constituting a portion of any tenant's premises and shall use commercially reasonable efforts to keep all Building Systems used by Tenant in common with other tenants in reasonable condition and repair, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall be solely responsible for the repair and maintenance of, and all damage to, the Building or the Project (or any component thereof) resulting from the design and operation of all improvements which are not Building Standard Installations (described in the Work Letter) in or serving the Premises installed at the request of Tenant (regardless of whether installed by Landlord, its agents or contractors or third party contractors). Except as provided in Article 12, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury to, or damage suffered by Tenant, including, without limitation, any inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Building. Tenant waives the right to make repairs at Landlord's expense under any Laws now or hereafter in effect. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

     9.2 TENANT'S OBLIGATIONS. No representations, except as contained herein have been made to Tenant respecting the condition of the Premises, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in tenantable and good condition. During the Term of this Lease, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair and in a safe, clean and neat condition. Tenant shall make all repairs to the Premises not required to be made by Landlord under Section 9.1 above (including, without limitation, all damaged and broken fixtures and appurtenances) with replacements of any materials to be made by use of materials of equal or better quality. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Project or the Premises caused by (a) activities of Tenant or any Tenant Party in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant or any Tenant Party in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or any Tenant Party or any other person permitted in or invited to the Premises or the Project by Tenant or any Tenant Party.

     9.3 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building or the Project reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. In the event of any failure of Tenant to perform any of its obligations under this Article 9, or under Articles 7, 10, or 11, where such failure remains uncured for ten (10) days after delivery by Landlord to Tenant of written notice of such failure (or in the case of an emergency, after such oral or written notice, if any, as may be practical under the circumstances), Landlord may (but shall not be obligated to) elect to perform such obligation of Tenant at Tenant's sole cost and expense, and in the event of such performance by Landlord, Tenant shall pay to Landlord within ten
(10) days of written demand therefor one hundred ten percent (110%) of Landlord's actual direct and indirect costs (including interest, overhead, general conditions and administration) in performing such obligations of Tenant.

              ARTICLE 10 -- ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     10.1 CONDITION OF THE PREMISES. Landlord has delivered the Premises to Tenant and Tenant has accepted the Premises from Landlord in their "as is" condition. Tenant has had an opportunity to inspect the Premises in order to assure their suitability for Tenant's use and their acceptable condition.

     10.2 LANDLORD'S CONSENT: CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("ALTERATIONS") without first obtaining the prior written consent of Landlord, which will not be unreasonably withheld. Landlord's consent shall be requested in writing not less than fifteen (15) business days prior to the scheduled and actual commencement of any work therein. All such Alterations (a) shall comply with all applicable Laws, (b) shall be compatible (as determined in good faith by Landlord) with the Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (c) shall not interfere with the use and occupancy of any other portion of the Building or the Project by any other tenant or their invitees; (d) shall not be visible from the exterior of the Building or from any Common Areas; and (e) shall not affect the integrity of the structural portions of the Building. In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its reasonable discretion deems necessary or desirable, including, without limitation: (A) Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; (B) Landlord's prior written approval of the time or times when the Alterations are to be performed; (C) Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (D) Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (E) Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials; (F) Tenant's delivery to Landlord of such bonds and insurance as Landlord shall customarily require; (G) Tenant's payment to Landlord within ten (10) days of written demand therefor of all costs and expenses incurred by Landlord because of Tenant's Alterations, including, but not limited to, costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations; and (H) Tenant's (and Tenant's contractor's) compliance with such construction rules and regulations and building standards as Landlord may promulgate from time to time. All direct and indirect costs relating to any modifications, alterations or improvements of the Project or the Building, whether outside or inside of the Premises, required by any governmental agency or by Law as a condition or as the result of any Alteration requested or effected by Tenant (other than the Improvements constructed pursuant to Exhibit C or the initial improvement of any Expansion Space) shall be borne by Tenant, and in connection therewith, Landlord may elect to perform such modifications, alterations or improvements (at Tenant's sole cost and expense) or require such performance directly by Tenant.

     10.3 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable Laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed by Tenant at Tenant's sole cost and expense and shall be prosecuted to completion in a diligent, first class manner and so as not to interfere with any other tenants or occupants of the Building. Without Landlord's prior written consent, which Landlord may withhold in its reasonable discretion, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations, and Tenant shall not modify or alter any improvements or components of the Building or the Project outside of the Premises. Upon completion of any Alterations, Tenant shall deliver to the Building management office, within thirty (30) days following completion of the Alterations, a reproducible copy of the "as built" drawings of the Alterations in such form (such as a CAD system) or medium as Landlord may reasonably require.

     10.4 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Project free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall indemnify, defend and hold harmless Landlord, the Premises and the Project of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such Hens or notices. Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. If at any time a mechanic's lien has been claimed on account of work pursuant to Exhibit C or any Alterations, Tenant shall also secure, prior to commencing any subsequent Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) day period, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the Interest Rate, shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand.

     10.5 SURRENDER. Except as provided in Section 7.3 and in this Section 10.5, upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when received at the inception of this Lease as improved according to Exhibit C (or in the case of Expansion Space as unproved according to this Lease), subject to ordinary wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove prior to the date of such expiration or termination the Alterations designated by Landlord to be so removed and shall promptly restore, patch and repair any resulting damage, all at Tenant's sole expense. Failure by Tenant to comply strictly with the provisions of this Section 10.5 shall constitute a failure of Tenant to surrender the Premises validly. In the event of any failure of Tenant to perform its obligations under this Section 10.5, in addition to (and without prejudice to) any and all other remedies of Landlord, Landlord may use, apply or retain all or any part of the Security Deposit with respect to such failure. All business and trade fixtures, machinery and equipment, furniture, movable partitions, signage, internal cabling, wires or cabling in the risers, access control system components, locksets that are not Building Standard, and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Project caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of this Lease, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant's expense (and Tenant shall pay Landlord the cost thereof upon demand), or appropriate the same for itself, or sell the same in its discretion, with no liability to Tenant.

                   ARTICLE 11 - INDEMNIFICATION AND INSURANCE

     11.1 WAIVER OF LIABILITY AND INDEMNIFICATION. Except to the extent expressly provided to the contrary herein, Tenant hereby waives all claims and causes of action against Landlord, its partners, advisors, mortgagees and ground lessors and each of their respective officers, managers, directors, employees, contractors, agents, successors and assigns (collectively, "LANDLORD PARTIES") for any damage to persons or property (including, without limitation, loss of profits and intangible property) in any way relating to Tenant's use and occupancy of the Premises. Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Parties (except to the extent the losses described below are caused by the gross negligence or willful misconduct of Landlord, its agents or employees), from and against:

          (a) any and all claims, losses, damages, obligations, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and legal costs) (collectively, "CLAIMS, DAMAGES AND COSTS") which arise out of, is occasioned by or is in any way attributable to (i) the use or occupancy of the Premises or any portion of the Project by Tenant, or
     (ii) the acts or omissions of Tenant or any Tenant Party, or (iii) any default of this Lease by Tenant; and

          (b) any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "ENVIRONMENTAL DAMAGES" shall mean (X) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, diminution in the value of the Premises or any portion of the Project, damages for the loss of or restriction on use of rentable space, and from any adverse impact of Landlord's marketing of space); (Y) all sums paid for settlement of claims, reasonable attorneys' fees, consultants' fees and experts' fees; and (Z) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials necessary for Landlord to make full economic use of the Premises.

     11.2 PROPERTY INSURANCE. At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense:

          (a) "special form" (and at Landlord's option earthquake, sprinkler leakage and flood) property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering (i) all leasehold and tenant improvements in and to the Premises, (ii) all floor and wall coverings, and (iii) Tenant's office furniture, business and personal trade fixtures, equipment, furniture system, inventory and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair and replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant; and

          (b) business interruption insurance in such amount as will reimburse Tenant for actual direct or indirect sustained loss of earnings attributable to all perils insured against in Section 11.2(a) for a period of not less than twelve (12) months.

     11.3 LIABILITY INSURANCE.

          (a) At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $ 1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and Tenant shall provide in addition excess liability on a following form basis, with overall limits of at least $5,000,000, to its primary liability coverages. All such policies shall be written to apply to all bodily injury (including death), property damage and personal injury losses, shall include blanket contractual liability, broad form property damage, products liability, cross liability and severance of interest clauses, and shall be endorsed to include Landlord, State of California Public Employees' Retirement System, and their agents, beneficiaries, partners, employees, and any Holder (defined in Section 18.1) of any Security Document (defined in Section 18.1) designated by Landlord as additional insureds.

          (b) At all times during the Term of this Lease, Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.

          (c) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of Colorado or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $3,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any Holder of any Security Document designated by Landlord as additional insureds.

          (d) At all times during the Term of this Lease, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Colorado, and employer's liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease policy limit.

     11.4 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Colorado and rated not less than A:V1I in Best's Insurance Guide. All such insurance policies shall be subject to Landlord's approval and shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to Landlord or to the additional insureds. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article 11 shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any Holder of any Security Document designated by Landlord. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article 11 pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease without regard to claims made under such policies with respect to other persons.

     11.5 WAIVER OF SUBROGATION. Notwithstanding any provision of this Article 11 to the contrary, in the event that Landlord's insurance policies with respect to the Premises, the Building or the Project permit a waiver of subrogation, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Premises, the Building or the Project from causes then included under standard "special form" insurance policies or endorsements; provided, however, that such waiver of subrogation shall be limited exclusively to insurance proceeds actually received by Landlord for such damage or destruction. In the event that Tenant's insurance policies with respect to the Premises permit a waiver of subrogation, Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of, any property of Tenant, from causes then included under standard "special form" insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the Term of this Lease (a) either party shall give less than five (5) days' prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (b) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (c) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. If, however, at any time thereafter, a consent to such waiver of subrogation shall be obtainable without a substantial additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

     11.6 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article 11, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed Additional Rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder without Landlord's prior written consent.

     11.7 MISCELLANEOUS. Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Article 11 is adequate to protect Tenant against Tenant's undertaking under the terms of this Lease or otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises, the Building or the Project. If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease upon the occurrence of an Event of Default. Tenant shall not do or permit to be done any act or things upon or about the Premises or the Project, which will (a) result in the assertion of any defense by the insurer to any claim, (b) invalidate, or (c) be in conflict with, the insurance policies of Landlord or Tenant covering the Building, the Premises or fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building or the Project to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property. If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "special form" or other type of insurance maintained by Landlord on or with respect to the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's insurance premiums so caused within ten (10) days after delivery of written demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Project or the Premises issued by the body making fire insurance rates or established by insurance carrier providing coverage for the Building or demised Premises shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the "special form" insurance rate then applicable to the Building or the Premises.

                       ARTICLE 12 - DAMAGE OR DESTRUCTION

     12.1 REPAIR OF THE PREMISES. Tenant shall promptly notify Landlord in writing (a "DAMAGE NOTICE") of any casualty event, damage or condition to which this Article 12 is or may be applicable. Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from any casualty event ("CASUALTY"), subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 12, begin to repair the damage to the Project and the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Project and Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by applicable Laws or covenants, conditions and restrictions, and modifications to the Building or the Project deemed desirable in good faith by Landlord; provided, however, that Landlord shall not be required to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Project or the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, or Landlord's Restoration (defined in Section 12.2) activities hereunder, regardless of the cause therefor. Base Rent and Additional Rent, payable under Article 4, shall abate if and to the extent a Casualty damages the Premises and as a result thereof all or any material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the date the Restoration to be performed by Landlord hereunder with respect to the Premises is substantially complete, as determined by Landlord's architect; provided, however, that such abatement shall be limited to the proceeds of rental interruption insurance proceeds with respect to the Premises and such Casualty collected by Landlord. Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under this Lease with respect to the leasehold improvements in the Premises, provided that, if the cost of Restoration of improvements in the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of repairs to such improvements shall be paid by Tenant to Landlord prior to Landlord's repair of the damage, or at

Landlord's election, at any later time following Landlord's discovery of any insufficiency of such insurance proceeds.

     12.2 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article 12, Landlord shall have no obligation to repair the Premises and shall have the right to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project is damaged and (b) (i) Landlord estimates in good faith that the repair and restoration of such damage under Section 12.1 ("RESTORATION") cannot reasonably be completed (without the payment of overtime) within one hundred eighty (180) days of Landlord's actual discovery of such damage, (ii) the Holder of any Security Document requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Document, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and payments received by Landlord from tenants, (iv) Tenant shall be entitled to an abatement of rent under this Article 12 for any period of time in excess of thirty-three percent (33%) of the remainder of the Term, or (v) such Casualty occurs (or Landlord discovers the damage relating thereto) at any time within the last eighteen (18) months of the then applicable Term (disregarding Extension Terms if any). Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five
(45) days following the later of (x) delivery of the Damage Notice or (y) Landlord's discovery or determination of any of the events described in clauses
(i) through (v) of the preceding sentence and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).

     12.3   WAIVER. Landlord and Tenant agree that the provisions of this
Article 12 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises or the Project, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

                            ARTICLE 13 - CONDEMNATION

     13.1 TAKING. In the event the whole or a material portion of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a "TAKING"), this Lease shall automatically terminate as of the day before the date of such Taking. In the event of a Taking of such portion of the Project, the Building or the Premises as shall, in the opinion of Landlord, substantially interfere with Landlord's operation thereof, Landlord may terminate this Lease upon thirty (30) days' written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Talcing or the date of transfer of possession resulting from such Taking.

     13.2 RESTORATION OF PREMISES. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant's personal property and fixtures, and tenant improvements not constituting Building Standard Installations) to a complete, functioning unit, to the extent of the condemnation award received by Landlord. In such case, the Annual Base Rent shall be reduced proportionately based on the portion of the Premises so taken.

     13.3 AWARD. In the event of any Taking, the entire award for such Taking shall belong to Landlord, except that Tenant shall be entitled to pursue independently a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's relocation costs directly associated with the Taking. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant.

     13.4 TEMPORARY TAKING. No temporary Taking of the Premises for less than the remainder of the Term shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary Taking shall belong to Tenant to the extent that the award applies to any time period during the Term of this Lease and to Landlord to the extent that the award applies to any time period outside the Term.

     13.5 EXCLUSIVE REMEDY. This Article 13 shall be Tenant's sole and exclusive remedy in the event of a Taking. Each party hereby waives the provisions of any Laws, whether now or hereafter in effect, or common law rule, to the contrary.

                             ARTICLE 14 - RELOCATION

     Landlord shall have the right, in its sole discretion, upon not less than ninety (90) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises other space in the Building on or above the fourteenth (14th) floor containing at least as much rentable area and comparable window lineal footage, tenant finish and floor layout as the Premises described in paragraph 2 of the Basic Lease Provisions. If Tenant is already in occupancy of the Premises, then Landlord shall also reimburse Tenant for Tenant's reasonable moving and telephone relocation expenses and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant.

                     ARTICLE 15 - ASSIGNMENT AND SUBLETTING

     15.1 RESTRICTION. Without the prior written consent of Landlord, Tenant shall not, either involuntarily or voluntarily or by operation of law or otherwise, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (each a "TRANSFER" and any person or entity to whom a Transfer is made or sought to he made is referred to herein as a "TRANSFEREE"). Any Transfer in violation of the provisions of this Article 15 shall be void and, at Landlord's option, shall constitute an Event of Default. For purposes of this Lease, the term "TRANSFER" shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of eighty percent (80%) or more of the partners, members or managers thereof, or transfer of forty percent (40%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstiturion thereof, and (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (i) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding anything contained in this Article 15 to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void.

     15.2 NOTICE TO LANDLORD. If Tenant desires to Transfer this Lease or any interest herein, then at least twenty (20) business days (but no more than one hundred eighty (180) days) prior to the effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a "TRANSFER NOTICE") for Landlord's consent, which notice shall include:

            (a) A statement containing (i) the name and address of the proposed Transferee; (ii) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (iii) the nature of such Transferee's business and proposed use of the Premises; (iv) the proposed effective date of the Transfer; (v) a description of the portion of the Premises subject to the proposed Transfer; (vi) all of the principal terms of the proposed Transfer (including a calculation of the Transfer Profits (defined below)); and (vii) such other information or materials as Landlord may reasonably request (provided, that if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional materials).

            (b) Four (4) originals of the proposed assignment or sublease or other Transfer on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent executed by Tenant and the proposed Transferee.

            (c) If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 15.

     15.3 LANDLORD'S RECAPTURE RIGHTS. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 15.2, Landlord may, at its option, in its sole and absolute discretion, by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of this Lease upon the same terms as those offered to the proposed assignee; or (c) terminate this Lease in its entirety or as to the portion of the Premises subject to the proposed Transfer, with a proportionate adjustment in the Rent payable hereunder if this Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in this
Section 15.3, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed Transfer.

     15.4   LANDLORD'S CONSENT: STANDARDS.

            (a) Subject to the provisions of Sections 15.3 and 15.5, Landlord's consent to any proposed Transfer shall not be unreasonably withheld; provided, however, that in addition to any other grounds available hereunder or under applicable Law for properly withholding consent to such proposed Transfer, Landlord's consent with respect thereto shall be deemed reasonably withheld if in Landlord's good faith judgment: (i) the proposed Transferee does not have the financial strength (taking into account all of the Transferee's other actual or potential obligations and liabilities) to perform its obligations with respect to the proposed Transfer (or otherwise does not satisfy Landlord's standards for financial standing with respect to tenants under direct leases of comparable economic scope); (ii) the business and operations of the proposed Transferee are not of comparable quality to the business and operations being conducted by direct tenants of Landlord in the Building; (iii) the proposed Transferee intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed Transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed Transferee occupies space in the Building or has delivered to Landlord or received from Landlord within the preceding one hundred eighty (180) days a proposal to lease space in the Building or is currently negotiating with Landlord; (v) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building as evidenced by the parameters consistently applied in Landlord's direct leasing activities; (vi) the use of the Premises or the Building by the proposed Transferee would, in Landlord's judgment, significantly increase the pedestrian traffic in and out of the Building, would generate increased loitering in Common Areas, would increase security risk, or would require any alterations to the Building to comply with applicable Laws; (vii) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term;
     (viii) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto; (ix) at the time Tenant delivers the Transfer Notice, there is then in effect an Event of Default; (x) the terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar rights held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); (xi) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party or would give an occupant of the Building a right to cancel or modify its lease; or (xii) the proposed Transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government.

            (b) Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise acted in a manner not permitted under this Article 15, then the sole remedy of Tenant and such proposed Transferee if such claim is determined by a court of competent jurisdiction to be successful shall be a declaratory judgment and an injunction for the relief sought without any monetary damages or other monetary relief. Tenant and each proposed Transferee hereby waive to the maximum extent permitted by Law any and all other remedies, including, without limitation, any right at law or equity to terminate this Lease with respect to any such claim. Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all Claims, Damages and Costs involving or asserted by any third party or parties (including, without limitation, Tenant's proposed Transferee and any broker representing Tenant or such Transferee) claiming they were damaged by Landlord's wrongful withholding or delaying of Landlord's consent to such proposed Transfer or other breach of this Article 15.

     15.5 TRANSFER PROFITS. Subject to the provisions of this Article 15, if Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Profits (defined below). "TRANSFER PROFITS" shall mean all Rent, Additional Rent or other consideration paid by or on behalf of such Transferee in connection with the Transfer in excess of Monthly Base Rent and Additional Rent payable by Tenant under this Lease during the Term of the Transfer. Tenant shall provide Landlord with a detailed statement setting forth the calculation of any Transfer Profits Tenant either has or will derive from such Transfer. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer Profits. If such inspection reveals that the amount of Transfer Profits paid to Landlord was incorrect, then within ten (10) days of Tenant's receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord's audit.

     15.6 LANDLORD'S COSTS. With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall pay all of Landlord's review and processing fees, and costs, as well as any reasonable professional, attorneys', accountants', engineers' or other consultants' fees incurred by Landlord relating to such proposed Transfer within thirty (30) days after written request by Landlord.

     15.7 CONTINUING LIABILITY OF TENANT. Notwithstanding the consummation or attempted consummation of any Transfer under this Article 15, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred. If any Transferee defaults beyond applicable cure and grace periods in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting its remedies against such Transferee. Landlord may consent to subsequent Transfers of this Lease with Transferees of Tenant, upon notice to Tenant, but without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease.

     15.8 NON-WAIVER. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article 15, to any further Transfer. In the event of a Transfer, Landlord may collect rent from the Transferee without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article 15, an acceptance of Transferee as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

                        ARTICLE 16 - DEFAULT AND REMEDIES

     16.1 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (an "EVENT OF DEFAULT"):

            (a) Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, (i) within seven
     (7) days after written notice that such amount has not been paid when due, or (ii) within three (3) days of notice that the same is due if Tenant has received notice pursuant to clause (i) within the preceding year, which notice shall be in lieu of any notice required under any Law now or hereafter in effect requiring that notice of default be given prior to commencement of an unlawful detainer or other legal proceeding.

            (b) Any failure by Tenant to execute and deliver any statement or document described in Articles 18 and 22 requested by Landlord within the time periods specified therein, where such failure continues for ten (10) days after delivery of written notice of such failure by Landlord to Tenant which notice shall be in lieu of, and not in addition to, any notice required under any Law now or hereafter in effect requiring that notice of default be given prior to commencement of an unlawful detainer or other legal proceeding.

            (c) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 16.1(a), 16.1(b) and 16.1(c) above, if such failure continues for twenty (20) days (except where a different period of time is specified in this Lease, in which case such different time period shall apply) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the twenty (20) day period, no default shall exist if Tenant commences the curing of the default within the twenty (20) day period and thereafter diligently prosecutes the same to completion. The twenty (20) day notice described herein shall be in lieu of, and not in addition to, any notice required under any Law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

            (d) The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is false or misleading in any material respect when made or furnished.

            (e) The assignment, subletting or other Transfer, or any attempted assignment, subletting or other Transfer, of this Lease in violation of
     Article 15.

            (f) Any instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, be adjudicated an insolvent, file a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation.

            (g) Any instance whereby a case, proceeding or other action shall be instituted against Tenant or any general partner of Tenant seeking the entry of an order for relief against Tenant or any general partner thereof as debtor, to adjudicate Tenant or any general partner thereof as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any general partner thereof under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication or issuance or entry of any other order or judgment having a similar effect, or remains undismissed for sixty (60) days, or within sixty (60) days after the appointment (without Tenant's or such general partner's consent) of any trustee, receiver, custodian or other similar official for it or such general partner, or of all or any substantial part of its or such general partner's assets and properties, such appointment shall not be vacated.

            (h) The appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the assets of Tenant, or the formation of any committee of Tenant's creditors, or any class thereof, for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

     16.2 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 16.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

            (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

            (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

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            (e)  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in Sections 16.2(a) and 16.2(b) above, "WORTH AT THE TIME OF AWARD" shall be computed by allowing interest at the then highest lawful contract rate of interest. As used in Section 16.2(c) above, "worth at the time of award" shall be computed by discounting such amount at the Interest Rate. As used herein, the term "INTEREST RATE" means the lesser of (i) the "prime rate" or "reference rate" announced from time to time by Bank of America, N.T. & S.A. (or such reasonable comparable national banking institution as is selected by Landlord in the event Bank of America, N.T. & S.A. ceases to publish a prime rate or reference rate) (the "REFERENCE RATE"), plus one percent (1%), or (ii) the maximum rate permitted by Law.

     16.3 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 16.2 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations. To the fullest extent permitted by Law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. No re-entry or taking of possession of the Premises by Landlord pursuant to this
Section 16.3 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default. Upon the occurrence of a default by Tenant under Section 16.1 above, if the Premises or any portion thereof are sublet, Landlord, in addition and without prejudice to any other remedies herein provided or provided by Law, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

     16.4 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Annual Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, then, in addition to and without prejudice to any other right or remedy of Landlord (including, without limitation, any right or remedy provided under Article 9), Landlord may cure the same at the expense of Tenant (a) immediately and without notice in the case (i) of emergency, (ii) where such default unreasonably interferes with any other tenant in the Project, or (iii) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord, and
(b) in any other case if such default continues for ten (10) days from the receipt by Tenant of notice of such default from Landlord. Any sums so paid by Landlord and all incidental costs, together with interest thereon at the maximum rate permitted by law from the date of such payment, shall be payable to Landlord as Additional Rent on demand, and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

     16.5 LATE PAYMENTS OF RENT. Following the occurrence of three instances of payment of Rent more than ten (10) days late in any twelve (12) month period, Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, (a) require that all remaining monthly installments of Rent shall be payable three (3) months in advance in local bank funds, and, in addition or in the alternative, at Landlord's election, (b) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one (1) month's Rent.

     16.6 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 16.2.

     16.7 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 16, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

     16.8 EFFORTS TO RELET. For the purposes of this Article 16, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

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     16.9   WAIVER OF RIGHT OF REDEMPTION. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease or the termination of Tenant's rights to possession of the Premises shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including, without limitation, the provisions of Sections 7.1 and 11.1 hereof.

     16.10 NON-WAIVER. Nothing in this Article 16 shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     16.11 WAIVER OF TRIAL BY JURY. Landlord and Tenant each expressly waive their right to trial by jury in any trial held as a result of a claim arising out of or in connection with this Lease in which Landlord and Tenant are adverse parties. The filing of a cross-complaint by one against the other is sufficient to make the parties "adverse."

     16.12 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     16.13 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default, which notice shall describe in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s) in question. Subject to the remaining provisions of this Lease, following the occurrence of any such default, Tenant shall have the right to pursue any remedy available under Law for such default by Landlord; provided, however, that in no case shall Tenant have any right to terminate this Lease on account of any such default, or to setoff, abate or reduce Rent before entry of a non-appealable final judgment in Tenant's favor against Landlord. Tenant will have no claim against Landlord or defense to a claim by Landlord unless Tenant gives Landlord written notice of the circumstances giving rise to the claim or defense within one hundred eighty (180) days after the circumstances arise.

                   ARTICLE 17 - ATTORNEYS' FEES; COSTS OF SUIT

     17.1 ATTORNEYS' FEES. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

     17.2 INDEMNIFICATION. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

                    ARTICLE 18 - SUBORDINATION AND ATTORNMENT

     18.1 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (a) all present and future ground leases and master leases of all or any part of the Building, (b) present and future mortgages and deeds of trust encumbering all or any part of the Building,
(c) all past and future advances made under any such mortgages or deeds of trust, and (d) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust (collectively, "SECURITY DOCUMENTS") which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within twenty (20) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder ("HOLDER") of any Security Document and specifically shall execute, acknowledge and deliver within twenty (20) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the Holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 18.1, a "SUCCESSOR LANDLORD") shall
(w) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease, (x) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease, (y) not be liable for the return of any Security Deposit under this Lease unless the same shall have actually been deposited with such Successor Landlord, and (z) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver said instruments within five (5) days after notice from Landlord requesting execution and delivery thereof.

     18.2 ATTORNMENT. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, within five (5) days of demand therefor execute any instruments or other documents which may be required by Landlord or the Holder of any such Security Document to evidence the attornment described in this Section 18.2.

     18.3 MORTGAGE AND GROUND LESSOR PROTECTION. Tenant agrees to give each Holder of any Security Document, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter the "NOTIFIED PARTY"). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

                          ARTICLE 19 - QUIET ENJOYMENT

     Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Term of this Lease, subject to all of the terms and conditions contained in this Lease, from and against all persons holding an interest in the Project from and through Landlord.

                              ARTICLE 20 - PARKING

     20.1 Tenant (and not its employees, agents, contractors or designees) shall have the right to rent from time to time on a first come, first served basis, up to the number of unreserved parking privileges ("PARKING PRIVILEGES") described in paragraph 7 of the Basic Lease Provisions. Tenant shall exercise its right, if at all, by notice to Landlord given at least sixty (60) days before the rental is to begin.

     20.2 Tenant shall pay, as Additional Rent, on the first day of each calendar month during the Term, Landlord's then prevailing charge (subject to change by Landlord from time to time in its sole discretion) for unreserved spaces then rented by Tenant for such calendar month. Such parking charges shall be in addition to all taxes, assessments or other impositions imposed by any governmental entity ("PARKING TAXES") in connection with Tenant's use of such Parking Privileges, which Parking Taxes shall be paid by Tenant, or if required to be paid by Landlord, shall be reimbursed to Landlord by Tenant (in either case as Additional Rent) concurrently with the payment of the parking charges described above. The charges for the Parking Privileges and related Parking Taxes are Tenant's responsibility even though Tenant requires its employees or occupants to pay those charges and Parking Taxes, or reimburse Tenant for them.

     20.3 The Parking Privileges are with respect to, subject to the provisions of this Article 20, use of the Project's parking facilities (the "PARKING FACILITIES"). Landlord shall have the right to modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Parking Facilities at any time, and to provide for nonuse, partial use or restricted use of portions thereof.

     20.4 Tenant shall cause each of its employees and occupants utilizing Tenant's Parking Privileges to abide by all rules and regulations for the use of the Parking Facilities prescribed from time to time by Landlord. If any employee, contractor or other individual using one of Tenant's Parking Privileges violates any of the terms and conditions of this Article or such parking rules and regulations, then Landlord may revoke the license granted hereunder with respect to the particular violating party's use of the Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The Parking Privileges provided to Tenant pursuant to this Article 20 are provided to Tenant solely for use by officers, directors, and employees of Tenant, its Affiliates, sublessees and assignees, and such passes may not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord's prior approval.

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                       ARTICLE 21 - RULES AND REGULATIONS

     The "RULES AND REGULATIONS" attached hereto as Exhibit D are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and cleanliness of the Premises and the Project. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Project.

                       ARTICLE 22 - ESTOPPEL CERTIFICATES

     Tenant agrees at any time and from time to time upon not less than five (5) days' prior written notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Annual Base Rent, Rent and other charges hereunder have been paid, if any, and (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this Article 22; however, at Landlord's option, Landlord shall have the right to use other forms for such purpose. Tenant's failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. In the event that such certificate is being given to any Holder or ground lessor, such statement may contain any other provisions customarily required by such Holder or ground lessor, including, without limitation, an agreement on the part of Tenant to furnish to such Holder or ground lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Holder or ground lessor to cure such default prior to Tenant being able to terminate this Lease. In addition, Landlord is hereby irrevocably appointed and authorized as agent and attomey-in-fact of Tenant to execute and deliver such statement in the event that Tenant fails to execute and deliver such statement within five (5) days after notice from Landlord requesting execution and delivery thereof. Any statement delivered pursuant to this Article 22 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

                         ARTICLE 23 - ENTRY BY LANDLORD

     Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants, after prior notice; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Project or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as Additional Rent.

            ARTICLE 24 - LANDLORD'S LEASE UNDERTAKINGS EXCULPATION FROM PERSONAL LIABILITY; TRANSFER OF LANDLORD'S INTEREST

     24.1 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (i) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Lease or (ii) any matter relating to Tenant's occupancy of the Premises (collectively, "LANDLORD'S LEASE UNDERTAKINGS") shall be limited to solely an amount equal to the lesser of (1) only to Landlord's interest in the Project and (2) the equity interest Landlord would have in the Project if the Project were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Project; (b) Tenant shall have no recourse against any other assets of Landlord or its officers, directors or shareholders; (c) except to the extent of Landlord's interest in the Project, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, State of California Public Employees' Retirement System, CWP Capital Management, LLC, Commonwealth Pacific, LLC or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives, and (d) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damage as the result of any actual or alleged breach by Landlord of Landlord's Lease Undertakings.

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     24.2   TRANSFER OF LANDLORD'S INTEREST. Landlord and each successor to
Landlord shall be fully released from the performance of Landlord's obligations hereunder upon their transfer of Landlord's interest in the Building to a third party. Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Building.

                          ARTICLE 25 - HOLDOVER TENANCY

     If Tenant holds possession of the Premises after the expiration or termination of the Term of this Lease, by lapse of time or otherwise, with or without the express or implied consent of Landlord, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During such holdover period, Tenant shall pay to Landlord a monthly Base Rent equivalent to one hundred fifty percent (150%) of the greater of (a) Base Rent and Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease, or (b) what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including Base Rent and rental increases), taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable class A office buildings located in the vicinity of the Building. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (b) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, proceedings, losses, damages, liabilities, obligations, penalties, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys' fees, consultants' fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

                              ARTICLE 26 - NOTICES

     All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or by a reputable overnight courier service, which provides evidence of delivery, addressed to the Landlord at the address for Landlord set forth in paragraph 10 of the Basic Lease Provisions and identifying the provision of the Lease to which the notice relates and to Tenant at the address for Tenant set forth in paragraph 10 of the Basic Lease Provisions, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

                              ARTICLE 27 - BROKERS

     The parties recognize as the broker(s) who procured this Lease the firm(s) specified in paragraph 8 of the Basic Lease Provisions and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                           ARTICLE 28 - SIGNAGE RIGHTS

     28.1   PROHIBITED SIGNAGE. Except to the extent expressly provided in this
Article 28, Tenant shall not (a) place or install (or permit to be placed or installed by any Tenant Party) any signs, advertisements, logos, identifying materials, pictures or names of any type on the roof, exterior areas or Common Areas of the Building or the Project or in any area of the Building, Premises or Project which is visible from the exterior of the Building or outside of the Premises or (b) place or install (or permit to be placed or installed by any Tenant Party) in or about any portion of the Premises any window covering (even if behind Building standard window coverings) or any other material visible from outside of the Premises or from the exterior of the Building.

     28.2 TENANT'S SIGNAGE. Subject to compliance with applicable Laws and such Building signage criteria as Landlord shall apply from time to time and subject to receipt of Landlord's prior written consent, (a) in the case where Tenant occupies an entire floor in the Building, Tenant may place in any portion of such floor which is not visible from the exterior of the Building such identification signage as Tenant shall desire and (b) in the case where Tenant occupies less than an entire floor in the Building, Tenant may place in any portion of the inside of the Premises not visible from the exterior of the Building or from outside of the Premises such identification signage as Tenant shall desire. All signage described in this Article 28 shall be treated as Tenant's personal property under the provisions of Section 10.5 with respect to Tenant's obligation at the expiration or early termination of this Lease.

                        ARTICLE 29 - FINANCIAL STATEMENTS

     At any time during the Term, Tenant shall, upon ten (10) days' prior notice from Landlord, provide Landlord with then current financial statements and financial statements for each of the two (2) years prior to the then current calendar year for each of Tenant and Guarantor; provided, however, if the financial statements of either Tenant or Guarantor are not available to the general public, except in the case where Landlord is requesting such financial statements for delivery to an existing or prospective lender (a "REQUESTING LENDER") (a) in connection with a new loan (a "PROJECT LOAN") (or modification or extension of an existing loan) secured in whole or in part by some form of mortgage, deed of trust or other security interest in the Project (or some interest therein) or (b) under circumstances where the failure to so deliver such financial statements would (or could, with notice, the passage of time, or both) constitute a default under any document relating to a Project Loan, Tenant shall not be required to provide those financial statements which are not available to the general public; provided, further, however, that notwithstanding the foregoing, in the circumstances described in either exception (a) or (b) of the foregoing proviso, Tenant shall be required to provide the financial statements of Tenant in the form required hereunder only to the Requesting Lender (but not to Landlord). Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited by an independent certified public accountant.

                           ARTICLE 30 - MISCELLANEOUS

     30.1 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     30.2 AMENDMENTS. This Lease shall not be amended, changed, or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

     30.3 SUCCESSORS. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind or inure to the benefit of Landlord and Tenant and their respective successors and assigns, provided this clause shall not permit any Transfer by Tenant contrary to the provisions of Article 15.

     30.4 SALE BY LANDLORD. An arm's length sale or conveyance by Landlord of the Project shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant, and Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease except for obligations and liabilities incurred by Landlord prior to such sale or conveyance. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments by any of the parties to this Lease.

     30.5 FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

     30.6 SURVIVAL OF OBLIGATIONS. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive the termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

     30.7 LIGHT AND AIR. No diminurion or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     30.8 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Colorado.

     30.9 PROHIBITION AGAINST RECORDING. Neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

     30.10 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     30.11 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

     30.12 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     30.13 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of this Lease.

     30.14 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     30.15 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

     30.16 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

     30.17 PAYMENT INCENTIVE. Landlord shall pay to Tenant (the "payment incentive") an amount equal to Two Hundred Thirty Five Thousand Twenty Dollars ($235,020.00) payable in equal monthly installments of Three Thousand Two Hundred Sixty Four and 17/100 Dollars ($3,264.17) in advance on the first day of each and every calendar month (commencing on payment of Base Rent) throughout the Term of the Lease. There shall be no payment incentive for any space other than the Premises initially demised under this Lease. Landlord shall not be obligated to pay Tenant the payment incentive for any month unless and until Tenant has paid all Base Rent and other amounts due and owing by Tenant. In the event of any abatement of Base Rent during any period in which the payment incentive is effective, the payment incentive shall also abate in a manner proportionate to said abatement of the Base Rent.

            If the Term of the Lease ends on a day other than the last day of the month, then the payment incentive for the partial month during which the end occurs shall be prorated on the basis of the actual number of days in said month.

            The payment incentive shall not be construed as an ownership or equity interest in the Project, any property encompassed therein or in any entity owning the Project or any such property. In particular, Tenant shall not be construed or treated as a member, partner, joint venturer, or other equity owner in the Project for any purpose, including, without limitation, capital obligations or liability in respect of Project debt or from Project operations. The payment incentive shall be treated only as an adjustment in the rental obligations of Tenant in respect of its leasehold obligations and interest under the Lease.

            The payment incentive may not be assigned, transferred, hypothecated, pledged, encumbered or otherwise alienated by Tenant, except that the payment incentive may be transferred to a Permitted Assignee of the leasehold hereunder or other assignee to which Landlord consents in accordance with Article 15.

     30.18 NO OFFER TO LEASE. The submission of this Lease to Tenant or its Broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing this Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

     30.19 NO COUNTERCLAIM; CHOICE OF LAWS. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Colorado and agrees that any action by Tenant against Landlord shall be instituted in the State of Colorado and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Colorado.

     30.20 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Building or the Project; (b) to install, affix and maintain all signs on the exterior and interior of the Building and the Project; (c) to designate and approve prior to installation all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) to display the Premises and the Building and the Project to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant;
(e) to change the arrangement of entrances, doors, corridors, elevators and stairs in the Building and the Project, provided no such change shall materially adversely affect access to the Premises; (f) to grant any party the exclusive right to conduct any business or render any service in the Building or in the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (g) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (h) to prohibit the placement of video or other electronic games in the Premises; (i) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building and the Project; (j) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (k) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building or the Project; (1) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building or the Project; and (m) to retain at all times master keys or pass keys to the Premises. In addition to the provisions of Article 10, Landlord will have the right to designate the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times, have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in first class office buildings in the area; any violation of this provision shall be deemed a material breach of this Lease.

     30.21 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of the Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

     30.22 AUTHORITY. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Colorado, that Tenant has full right and authority to enter into this Lease, and that each of both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. The person executing this Lease on behalf of Landlord hereby covenants and warrants that Landlord has full right and authority to enter into this Lease and that the person signing on behalf of Landlord is authorized to do so.

     30.23 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     30.24 THE OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, in its sole and absolute discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (a) for reciprocal rights of access or use of the Project and the Other Improvements, (b) for the common management, operation, maintenance, improvement or repair of all or any portion of the Project and the Other Improvements, (c) for the allocation of a portion of the Operating Expenses to the Other Improvements and the Operating Expenses and Taxes for the Other Improvements to the Project, and (d) for the use or improvement of the Other Improvements and the Project in connection with the improvement, construction, or excavation of the Other Improvements and the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

     30.25 RENOVATION OF THE PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, or interference which are in excess of that present in a fully constructed project. It is expressly understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or the Project or any portion thereof. It is further agreed and acknowledged that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Tenant acknowledges and agrees that Landlord may alter, remodel, improve or renovate (collectively, the "Renovation Work") the Building, Premises, or the Project, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, or the Project, restrict access to portions of the Project, including portions of the Common Areas, or perform work in the Building and the Project. Tenant hereby agrees that such Renovation Work and Landlord's actions in connection with such Renovation Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant's business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant's personal property or improvements, resulting from the Renovation Work or Landlord's actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord's actions in connection therewith.

     30.26 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant.

     30.27 RIGHT TO LEASE. Landlord reserves the absolute right to lease space in the Project and to create such other tenancies in the Project as Landlord, in its sole business judgment, shall determine is in the best interests of the Project. Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Building or the Project during the Term of this Lease.

     30.28 BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Building or the Project, or both, and to install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Project, or both, as Landlord may so desire, in its sole discretion. Tenant shall not, without the prior written consent of Landlord, use the name of the Building or the Project, or any pictures or illustrations of the Building or the Project, in Tenant's advertising or in any other publicity.

     30.29 OTHER OBLIGATIONS. Landlord will reimburse Tenant for monthly rent (which may be a lump sum settlement) that Tenant pays pursuant to its occupancy of space at 1670 Broadway, Denver, Colorado (the "Existing Space"). Reimbursement will be made within thirty (30) days after Tenant's presentation of evidence of its payment of the amount for which reimbursement is sought and only so long as (a) no Event of Default has occurred, and (b) Tenant has cooperated with Landlord's efforts to minimize Tenant's cost on account of the Existing Space, including, without limitation, the arrangement of a sublease, an assignment or a buyout. Landlord's obligation to reimburse Tenant pursuant to this Section will not exceed Two Hundred Fifty Eight Thousand Five Hundred Twenty Two Dollars ($258,522.00) in any event.

     30.30 CONFIDENTIALITY. Tenant agrees that (a) the terms and provisions of this Lease are confidential and constitute proprietary information of Landlord and (b) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of Landlord.

     IN WITNESS WHEREOF, this Lease is hereby executed as of the Effective Date.

                                  LANDLORD:

                                  FIFTH STREET - DENVER CENTER, LLC, a Delaware limited liability company

                                      By:   CWP CAPITAL MANAGEMENT, LLC, a
                                            Delaware limited liability company
                                      Its:  Manager

                                            By: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                            Name: [ILLEGIBLE]
                                                 -------------------------------
                                            Its:  [ILLEGIBLE]
                                                --------------------------------
                                                        APR 25 2003
                                                            NBL
                                  TENANT:

                                  THE MURRAYHILL COMPANY, a Colorado corporation

                                  By: /s/ Margaret Sue Ellis
                                     -------------------------------------------
                                  Name: Margaret Sue Ellis
                                       -----------------------------------------
                                  Its: President & CEO
                                      ------------------------------------------

                         FIRST AMENDMENT TO OFFICE LEASE
                             (15th Floor Expansion)

     THIS FIRST AMENDMENT TO OFFICE LEASE is made as of March 15, 2004 by FIFTH STREET - DENVER CENTER, LLC, a Delaware limited liability company ("Landlord"), and THE MURRAYHILL COMPANY, a Colorado corporation ("Tenant").

     Landlord and Tenant entered into an Office Lease dated April 1, 2003 (the "Lease"). Section 2.3 of the Lease provides a Right of Offer and an Expansion Option to Tenant. In lieu of its rights under Section 2.3, Tenant wishes to lease the 15th floor of the Building (the "15th Floor"), which Landlord and Tenant agree consists of twelve thousand (12,000) rentable square feet from the 15th Floor Commencement Date (as defined in this First Amendment) through January 31, 2005, and twenty two thousand five hundred eighty four (22,584) rentable square feet thereafter. Landlord and Tenant wish to memorialize their agreement with regard to the 15th Floor. Accordingly, they agree:

     1. RECITALS; DEFINED TERMS. The recitals are incorporated into this First Amendment as though set forth in full in it. Defined terms that are not defined in this First Amendment have their meanings in the Lease.

     2. THE ADDITION OF THE 15TH FLOOR. Landlord will deliver possession of the 15th Floor to Tenant upon Landlord's execution of this First Amendment, and Tenant will accept the 15th Floor in its condition at the time it is delivered. Tenant will improve the 15th Floor according to Exhibit A to this First Amendment. From and after its delivery, the 15th Floor will be part of the Premises for all purposes of the Lease, except that Base Rent and Tenant's Percentage Share with respect to the 15th Floor will not begin to accrue until the earlier of (a) the date on which the 15th Floor is substantially completed according to Exhibit A, or (b) August 1, 2004 (in either case the "15th Floor Commencement Date").

     3.     INCREASED BASE RENT. The Base Rent will be increased by:

                                                                                MONTHLY BASE
                      PERIOD                               ANNUAL BASE RENT         RENT
                      ------                               ----------------     ------------
  15th Floor Commencement Date through January 31,2005     $            -0-     $        -0-
  February 1, 2005 through July 31, 2005                   $     216,960.00(1)  $  18,080.00
  August 1, 2005 through July 31, 2007                     $     419,610.72     $  34,967.56
  August 1, 2007 through July 31, 2009                     $     430,902.72     $  35,908.56

     4. TENANT'S RESPONSIBILITY FOR OPERATING EXPENSES AND PROPERTY TAXES. Tenant will pay on account of the 15th Floor one and eight hundred seventy six thousandths percent (1.876%) of Operating Expenses and Property Taxes as Tenant's Percentage Share commencing upon the 15th Floor Commencement Date and continuing for the balance of the Term.

----------
(1)  This is an annualized amount.

     5. ADDITIONAL PARKING PRIVILEGES. At any time and from time to time after the date of this First Amendment, Tenant may by thirty (30) days prior written notice to Landlord elect to rent up to nineteen (19) additional Parking Privileges of which two (2) will be upper reserved spaces on all of the terms of the Lease except that the monthly parking charge for the upper reserved spaces from April 1, 2004 to March 31, 2005 will be the monthly parking charge for unreserved spaces, as it may change from time to time. Beginning April 1, 2005, the monthly parking charge for the upper reserved spaces as well as the other Parking Privileges will be Landlord's then-prevailing charge for such spaces (subject to change by Landlord from time to time in its sole discretion). Tenant may surrender some or all of its Parking Privileges from time to time by giving thirty (30) days prior written notice to Landlord.

     6. BROKERS. Landlord and Tenant each represent and warrant that they have dealt with no broker, realtor, or agent in connection with this First Amendment and its negotiation, except for Rick Schepis of Fuller & Company, who is acting on Tenant's behalf.

     7.     MISCELLANEOUS.

            (a) Landlord and Tenant confirm the Lease as amended by this First Amendment. Landlord and Tenant acknowledge that, to the best of their knowledge, there is no default by the other under the Lease nor any circumstance that after the passage of time or the giving of notice, or both, would be a default by the other under the Lease.

            (b) Except for the modification in this First Amendment, the Lease will remain in full force and effect. This First Amendment sets forth the entire agreement between Landlord and Tenant with respect to the matters set forth in it. There have been no additional oral or written representations or agreements. In case of any inconsistency between the provisions of the Lease and this First Amendment, the latter provisions will govern and control. This First Amendment will not be binding until executed and delivered by both Landlord and Tenant.

     Landlord and Tenant have executed this First Amendment as of its date.

                                      LANDLORD:

                                      FIFTH STREET - DENVER CENTER, LLC, a
                                      Delaware limited liability company

                                          By:  CWP CAPITAL MANAGEMENT,
                                               LLC, a Delaware limited liability
                                               Company
                                          Its: Manager

                                               By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                   -----------------------------

                                  TENANT:

                                  THE MURRAYHILL COMPANY, a Colorado corporation

                                  By:  /s/ Kevin J. Kanouff
                                       ------------------------------------
                                  Name:         KEVIN J. KANOUFF
                                       ------------------------------------
                                  Its:    PRESIDENT AND GENERAL C0UNSEL
                                      -------------------------------------